SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2003

Neose Technologies, Inc.

(Exact name of issuer as specified in charter)

DELAWARE	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

102 Witmer Road,

Horsham, Pennsylvania 19044

(Address of principal executive offices)

(215) 315-9000

(Registrant’s telephone number, including area code)

Item 5 – Other Events.

On September 22, 2003, Neose Technologies, Inc. (the “Company”) announced that it entered into an agreement to sell on an agency basis shares of the Company’s common stock at a price to the public of $9.00 per share (the “Shares”) for aggregate gross proceeds of approximately $23 million.

The Company will file with the Commission on September 23, 2003 the prospectus dated June 26, 2003 (the “Prospectus”) included in the Registration Statement on Form S-3 (File No. 333-106327) which permits the Company to issue up to an aggregate of $75,000,000 of common stock, along with a supplement to the Prospectus, dated September 19, 2003 (the “Prospectus Supplement”), relating to the issuance and sale of up to 2,888,889 shares of the Company’s common stock (the “Shares”). In connection with the filing of the Prospectus and Prospectus Supplement with the Commission and the offering of the Shares, the Company is filing a legal opinion of Pepper Hamilton, LLP relating to the Shares as part of this Current Report on Form 8-K as Exhibit 5.1.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: September 23, 2003	By:	/s/ C. BOYD CLARKE
C. Boyd Clarke President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 5.1	Opinion of Pepper Hamilton, LLP

Exhibit 23.1	Consent of Pepper Hamilton, LLP (included in Exhibit 5.1)